Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2011 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in eBay Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
July 21, 2011